                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-93079 on Form S-8, and No. 33-12170 and No. 33-36124 on Forms S-3 of our reports dated March 27, 1996, appearing in and incorporated by reference in the Annual Report of Form 10-K of Zycad Corporation for the year ended December 31, 1995.

DELOITTE & TOUCHE LLP

San Jose, California
March 29, 1996